EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements of Jacuzzi Brands, Inc. listed below of our report dated November 15, 2005, with respect to the consolidated financial statements of Rexair Holdings, LLC and Subsidiary, included in this Annual Report on Form 10-K/A for the year ended September 30, 2005.
•	Registration Statement No. 333-84461 on Form S-3, as amended, dated August 17, 1999 and related Prospectus

•	Registration Statement No. 333-111479 on Form S-4, as amended, dated January 9, 2004 and related Prospectus

•	Registration Statement No. 333-47101 on Form S-4, as amended, dated May 13, 1998 and related Joint Proxy Statement/Prospectus

•	Registration Statement No. 333-70537 on Form S-4, as amended, dated June 10, 1999 and related Prospectus

•	Registration Statement No. 333-112281 on Form S-8 dated February 17, 2004 and related Prospectus

•	Registration Statement No. 333-30976 on Form S-8 dated February 23, 2000

•	Registration Statement No. 333-56675 on Form S-8 dated June 12, 1998

•	Registration Statement No. 333-56615 on Form S-8 dated June 11, 1998

/s/ Plante & Moran, PLLC
Certified Public Accountants
Auburn Hills, Michigan

December 22, 2005